UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16671

Delaware	23-3079390
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken, PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	COR	New York Stock Exchange (NYSE)
2.875% Senior Notes due 2028	COR28	New York Stock Exchange (NYSE)
3.625% Senior Notes due 2032	COR32	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 15, 2025, Cencora, Inc. (the “Company”) issued a press release announcing that the Company has agreed to acquire the majority of the outstanding equity interests that it does not currently own in OneOncology, a physician-led national platform empowering independent medical specialty practices rooted in oncology, from TPG, a global alternative asset management firm. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 8.01 Other Events.

On December 12, 2025, the Company entered into an agreement to acquire the majority of the outstanding equity interests that it does not currently own in OneOncology from TPG and other shareholders for approximately $3.6 billion and retire its existing corporate debt of $1.3 billion, for a total cash consideration of approximately $5.0 billion. OneOncology’s affiliated practices and management will retain a minority interest in OneOncology. The Company expects to fund the transaction through new debt financing, and has obtained $4.5 billion in bridge financing commitments. The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals.

Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements may include, without limitation, statements about the proposed transaction with OneOncology, the expected timetable for completing the proposed transaction, the benefits of the proposed transaction, future opportunities for the Company and OneOncology and any other statements regarding the Company’s or OneOncology’s future operations, financial or operating results, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, and other expectations for future periods. Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with GAAP and related standards, or on an adjusted basis; the Company’s or OneOncology’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the transaction within the expected time frames or at all; business disruption being greater than expected following the transaction; the recruiting and retention of key physicians and employees being more difficult following the transaction; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of the business of the Company or OneOncology; the Company’s de-leveraging plans and the ability of the Company to maintain its investment grade rating; and uncertainties and matters beyond the control of management and other factors described under “Risk Factors” in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. You can access the Company’s filings with the SEC through the SEC website at www.sec.gov or through the Company’s website, and the Company strongly encourages you to do so. Except as required by applicable law, the Company undertakes no obligation to update any statements herein for revisions or changes after the date of this communication.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 15, 2025, of Cencora, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

December 15, 2025	By:	/s/ Robert P. Mauch
Name: Robert P. Mauch
Title: President and Chief Executive Officer